CUMMINS ENGINE COMPANY, INC., AND SUBSIDIARIES
                                EXHIBIT 11
              SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
       FOR THE FIRST QUARTER ENDED APRIL 3, 1994 AND APRIL 4, 1993
                    (Millions, except per share data)
       ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~



                                          Weighted               Calculated
                                          Average      Net          Per
                                           Shares    Earnings      Share
                                          ~~~~~~~~   ~~~~~~~~~   ~~~~~~~~~~

1994
~~~~

Earnings available for common stock
 shareholders                               40.1      $54.6        $1.36
Options                                       .2          -
                                            ~~~~      ~~~~~
Primary earnings per common share           40.3       54.6         1.35
Convertible preference stock                   -          -
                                            ~~~~      ~~~~~
Fully diluted earnings per common
 share                                      40.3      $54.6         1.35
                                            ~~~~      ~~~~~
                                            ~~~~      ~~~~~

1993
~~~~

Earnings available for common stock
  shareholders                              34.6      $39.1        $1.13
Options                                       .2          -
                                            ~~~~      ~~~~~
Primary earnings per common share           34.8       39.1         1.12
Liquid Yield Option Notes                    1.1         .9
Convertible preference stock                 3.0        2.0
Other                                          -        (.4)
                                            ~~~~      ~~~~~~
Fully diluted earnings per common share     38.9      $41.6         1.07
                                            ~~~~      ~~~~~~
                                            ~~~~      ~~~~~~